SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only (as
          permitted by Rule 14a-6(e)(2))
[ X ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or
          sec. 240.14a-12



LUXEMBURG BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)        Proposed maximum aggregate value of transaction:
5)        Total fee paid:

[   ]     Fee paid previously with preliminary materials.

[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          1)  Amount Previously Paid:
          2)  Form, Schedule or Registration Statement No.:
          3)  Filing Party:
          4)  Date Filed:

                              Proxy
                   LUXEMBURG BANCSHARES, INC.

   This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned appoints Ronald A. Ledvina, Richard L. Dougherty and Thomas J. Rueckl, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of stock of Luxemburg Bancshares, Inc. held of record by the undersigned on March 20, 2001 at the 2001 Annual Meeting of Shareholders of Luxemburg Bancshares, Inc. to be held on April 28, 2001 or at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of all nominees for directors.

Please mark boxes in blue or black ink.

1.   ELECTION OF DIRECTORS:

     FOR all nominees below to serve a three year term as
     specified and until their successors are elected and
     qualified (except as marked to the contrary below).      [ ]

     WITHHOLD AUTHORITY to vote for all nominees listed below.[ ]

     FOR all nominees, except as noted below.                 [ ]

     (To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below)
     Willard Marchant, John Slatky and Donald E. Pritzl

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

               Please sign exactly as your name appears on Shares. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



               Date:_________________________________, 2001



               ___________________________________________
               (Signature of Shareholder)



               ___________________________________________
               (Signature of Shareholder - if held jointly)



               ___________________________________________
               Number of Shares


               Please mark, sign, date and return this
               Proxy promptly using the envelope provided.

                   LUXEMBURG BANCSHARES, INC.

                                                  March 26, 2001
Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Luxemburg Bancshares, Inc., which will be held at the Bank of Luxemburg, 630 Main Street, Luxemburg, Wisconsin, on
April 28, 2001, at 1:00 p.m. I look forward to meeting as many of our shareholders as possible.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage paid envelope. If your stock is jointly held, each of you MUST sign the enclosed Proxy. If you decide to attend the annual meeting and vote in person, you will of course have that opportunity.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Luxemburg Bancshares, Inc.


                         Sincerely,



                         John Slatky
                         President and Chief Executive Officer

LUXEMBURG BANCSHARES, INC.
630 Main Street
P. O. Box 440
Luxemburg, Wisconsin 54217-0440

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
April 28, 2001

March 26, 2001

To The Shareholders:

The annual meeting of the shareholders of Luxemburg Bancshares, Inc. will be held at the Bank of Luxemburg, 630 Main Street, Luxemburg, Wisconsin, on April 28, 2001, at 1:00 p.m. for the following purposes:

1.   To elect three directors.

2. To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 20, 2001 are entitled to notice of, and to vote at, this meeting.

BY ORDER OF THE BOARD OF DIRECTORS



Irvin G. Vincent,
Chairman of the Board of Directors


IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the proxy will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

                   LUXEMBURG BANCSHARES, INC.
                         630 Main Street
                   Luxemburg, Wisconsin 54217

               PROXY STATEMENT FOR ANNUAL MEETING
                         OF SHAREHOLDERS

                    To Be Held April 28, 2001

This proxy statement, which was first mailed to shareholders on March 26, 2001, is furnished in connection with the solicitation of proxies by the Board of Directors of Luxemburg Bancshares, Inc. (the "Company"), to be voted at the annual meeting of the shareholders of the Company, which will be held at 1:00 p.m. on April 28, 2001, at the Bank of Luxemburg (the "Bank"), 630 Main Street, Luxemburg, Wisconsin, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby, by delivering a signed statement to the Secretary of the Company at or prior to the annual meeting or by executing another proxy dated as of a later date. A proxy will be revoked if the shareholder who executed it is present at the meeting and elects to vote in person.

Shareholders of record at the close of business on March 20, 2001 will be entitled to vote at the meeting on the basis of one vote for each share held. On March 20, 2001, there were 543,966 shares of Common Stock outstanding.

1.   ELECTION OF DIRECTORS

Three directors are to be elected at the annual meeting. It is intended that the accompanying proxy will be voted in favor of the nominees named below to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

Nominees

The following three directors are nominated for re-election as directors for a three year term to expire at the Company's Annual
Meeting of Shareholders in 2004:

WILLARD J. MARCHANT, - Age 75. Mr. Marchant has been retired since 1984. He was the owner of Marchants Red Owl from 1947 until his retirement. He was extremely active in civic organizations in the Brussels, Wisconsin area. Mr. Marchant has been a director of the Bank since 1966 and a director of the Company since 1983.

DONALD E. PRITZL, - Age 59. Mr. Pritzl was General Manager of Casco FS Cooperative, a farm supply cooperative, with its main office at Casco, Wisconsin and branches at Luxemburg and Forestville until his retirement in 1999. Casco FS Cooperative is a member of GROWMARK, INC. of Bloomington, Illinois. Mr. Pritzl began his career as a GROWMARK employee in 1969 as sales manager for Manitowoc Farmco Cooperative and has been manager of Casco FS Cooperative since 1980. He has been a director of the Bank since 1992 and a director of the Company since 1993.

JOHN A. SLATKY, - Age 49. Mr. Slatky is President, Chief Executive Officer and a director of the Company and Vice Chairman of the Bank of Luxemburg. He commenced employment with the Bank in 1984 and has held various executive positions with the Company or the Bank since 1986. He was employed at the Kimberly State Bank from 1974 through 1983. Mr. Slatky has been a director of the Company since 1987 and a director of the Bank since 1986.

Continuing Directors

The following directors have terms expiring at the Company's
Annual Meeting of Shareholders in 2002:

RICHARD L. DOUGHERTY, - Age 68. Mr. Dougherty has been sole proprietor of Green Bay Highway Products, a highway products supply company, since 1984. Before then, Mr. Dougherty was employed by Culvert & Supply Co. He has been a director of the Bank since 1992 and a director of the Company since 1993.

RONALD A. LEDVINA, - Age 55. Mr. Ledvina owns and operates Ledvina Farms in a partnership with his brother. From 1969 to 1975 he was employed by Sentry Insurance as a computer programmer and systems programmer. He was employed by Northwest Engineering as a computer programming project leader from 1975 through 1980, where he was responsible for financial and manufacturing computer program development. Mr. Ledvina has been a director of the Bank since 1989 and a director of the Company since 1989.

DAVID L. LUEBBERS, - Age 51. Mr. Luebbers, President and a Director at the Bank, has held numerous officers positions since 1989. Mr. Luebbers is responsible for overseeing all loan operations and managing the investment portfolio. Mr. Luebbers also serves as one of the Company's Vice Presidents. He has been a director of the Bank and the Company since 2000.

The following directors have terms expiring at the Company's
Annual Meeting of Shareholders in 2003:

IRVIN G. VINCENT, - Age 69. Mr. Vincent serves as Chairman of the Board of the Company and the Bank. He is president and founder of N.E.W. Plastics Corp., a Luxemburg business. He also serves as Treasurer of Calwis Corp., a Green Bay company, and is a partner in GBCAL Partnership in Green Bay, Wisconsin.
Mr. Vincent is a cost accountant by trade and has served on the Bank's Board of Directors for 24 years with 13 years as Chairman of the Board and is a past President of the Bank. He has been a director of the Company since 1983.

THOMAS J. RUECKL, - Age 60. Mr. Rueckl has been a director of the Bank since 1985 and a director of the Company since 1986. He is currently Secretary of the Company. From 1963 to 1972, Mr. Rueckl was employed as a Wisconsin licensed funeral director and retail salesman/buyer for the McMahon Funeral Home/Furniture Store in Luxemburg. From 1972 to present, he has served as President and one-third owner of the business.

The directors of the Bank are currently the same as the directors of the Company.
Information Regarding the Board and its Committees

The Bank's Board of Directors has an Audit and Examination Committee, and an Executive Committee, which functions as the Bank's Compensation Committee. There is no standing Nominating Committee. Messrs. Marchant and Dougherty serve on the Audit and Examination Committee, which meets with financial management, supervises the internal audit effort, and meets with the independent auditors to review internal accounting controls and accounting, auditing, and financial reporting matters. For additional information, see the Audit Committee Report and
Charter (Appendix A).   Messrs. Vincent, Pritzl and Slatky serve
on the Executive Committee, which reviews the compensation of the President and Chief Executive Officer and other officers of the Bank and determines employee bonus plan allocations.

The Audit and Examination Committee of the Bank met four times during fiscal 2000 and the Executive Committee of the Bank met once during fiscal 2000. The entire Board of Directors of the Bank met twenty-four times during fiscal 2000. All directors attended 75% or more of the aggregate number of Board meetings and committee meetings.

The Board of Directors of the Company met twelve times during fiscal 2000. The Company's Board of Directors appointed Messrs. Marchant and Dougherty to serve on the Company's Audit and Examination Committee, which meets with the independent auditors to review all accounting, audit and financial matters, including the review of the quarterly filing. The Committee met three times during 2000. The Company has no other standing committees. All directors attended at least 75% of the aggregate number of Board and Committee meetings.

Director Compensation

Non-employee directors are compensated at a rate of $600 per month. The monthly compensation is invested in a deferred compensation program until the retirement of the director at which time it is paid to the director over a ten (10) year period. The deferred compensation interest rate is determined by the Board of Directors on or before January 31 for the then current deferral year. The current rate is based on the prime interest rate plus 2%.

The Chairman of the Board is compensated at a rate of $750 per month. The compensation is invested in a deferred compensation program on the same terms as the other directors.

In addition, all non-employee directors are compensated $100 per meeting attended and $100 per day for time spent attending to other banking related matters.

Related Transactions

The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its directors and executive officers and their associates. As of December 31, 2000, the directors and executive officers of the Company and their associates, as a group, were indebted to the Bank in the aggregate amount of approximately $2,056,980. All loans included in such transactions were made in the ordinary course of business, on substantially the same terms (including interest rate and collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of management of the Company did not involve more than the normal risk of collectibility or present other unfavorable features.

         BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                    DIRECTORS AND MANAGEMENT

The following table sets forth the beneficial ownership of outstanding shares of the Company's Common Stock as of March 20, 2001 by the Company's current directors, the persons named in the compensation table shown below, current directors and executive officers as a group, and each person known to the Company to be the beneficial owner of 5% or more of the Company's Common Stock.




                    Number of Shares         Percentage of
                    Beneficially Owned       Shares Outstanding

Richard L. Dougherty               4,054          *
Ronald A. Ledvina                  4,214          *
David Luebbers                     4,800          *
Willard J. Marchant               44,000          8.2%
         P.O. Box 31
         Brussels, WI  54204
Donald E. Pritzl                     984          *
Thomas J. Rueckl                   5,800          1.0%
John A. Slatky                     5,706          1.0%
Irvin G. Vincent                  39,790          7.4%
         P.O. Box 480
         Luxemburg, WI  54217
All directors and executive
officers as a group (10 persons) 114,928         21.3%
*Less than one percent.

                     EXECUTIVE COMPENSATION
The table below sets forth certain information with respect to compensation paid to Mr. Slatky during the years presented. No executive officer of the Company received a total salary and bonus in excess of $100,000 in 2000.

Name and                   Annual Compensation   All Other
Principal Position   Year  Salary     Bonus      Compensation (1)

John A. Slatky,      2000  $ 86,791  $ 4,680     $ 7,120
President and Chief  1999  $ 83,311  $ 7,920     $ 7,314
Executive Officer    1998  $ 71,135  $ 7,056     $ 3,401

(1) Represents Company contributions under the Company's 401(k) and profit sharing plan.

                     AUDIT COMMITTEE REPORT

The Company has established a two-member audit committee within the Board of Directors which currently consists of Willard
Marchant and Richard Dougherty.

The Board of Directors has determined that each of the two audit committee members is an "independent director," as such term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written audit committee charter, which charter is set forth on Appendix A to this Proxy Statement.

The audit committee has reviewed and discussed the Company's audited financial statements with management.

The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61), "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, "Independence Discussions with Audit Committees," as amended, and has discussed with the independent accountants the independent accountant's independence.

Based on the review and discussions referred to above, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual
Report on Form 10-KSB for the last fiscal year.

The following table summarizes fees for professional services rendered by the principal accountant for the most recent fiscal year:

     Audit Fees                              $33,600

     Financial Information Systems
      and Implementation Fees                $0

     All Other Fees                          $33,700

     The audit committee has considered that the provision of the services provided for is compatible with maintaining the principal accountant's independence.



By: /s/ Richard L. Dougherty      By: /s/ Willard Marchant
   ____________________________      ___________________________
          Richard L. Dougherty              Willard Marchant

                          OTHER MATTERS
Annual Report

The Company's Annual Report for the year ended December 31, 2000, is being mailed to each shareholder with this proxy and proxy statement. The Company's 2000 financial statements have been, and the Company anticipates that its 2001 financial statements will be, audited by Wipfli Ullrich Bertelson LLP. Representatives of that firm are not expected to be present at the meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its officers, directors and greater than ten percent beneficial owners compiled with all filing requirements applicable to them with respect to transactions during fiscal 2000 except for the following two exceptions. Form 5 of Director and President John Slatky, which was due to be filed before February 14th, was completed and mailed on March 8, 2001. Form 3 of Treasurer and Chief Financial Officer Sheri Knope, which was due to be filed before March 15, 2001, was completed and mailed on March 15, 2001.


Solicitation of Proxies

The proxy accompanying this proxy statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular, supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, overnight delivery service, telephone, or messenger. The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

Voting Procedures

The votes of shareholders present in person or represented by proxy at the meeting will be tabulated by an inspector of elections appointed by the Company. The nominees for directors of the Company who receive the greatest number of votes cast by shareholders present in person or represented by proxy at the meeting and entitled to vote thereon will be elected directors of the Company.

Abstentions will have no effect on the outcome of the vote for the election of directors. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present with respect to that matter.

Other Proposed Action

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Future Shareholder Proposals

Any shareholder proposals intended for consideration at the 2002 Annual Meeting of Shareholders must be received by the Company by November 26, 2001 for consideration of inclusion in the Company's proxy statement related to that meeting. A shareholder proposal or nomination for director must be received by January 28, 2002, and meet all other applicable legal requirements, including those specified in the Company's bylaws, for consideration at the meeting.

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR FISCAL 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT 630 MAIN STREET, P.O. BOX 440, LUXEMBURG, WISCONSIN 54217-0440. EXHIBITS TO THE FORM 10-KSB WILL BE FURNISHED UPON PAYMENT OF THE REASONABLE EXPENSES OF FURNISHING THEM.


                              By Order of the Board of Directors


                              Donald E. Pritzl
                              Secretary
Luxemburg, Wisconsin
March 26, 2001.

Appendix A

                         AUDIT COMMITTEE

The Board of Directors of the Holding Company shall, at its organizational meeting held immediately following the Annual Meeting of Shareholders, elect an audit committee consisting of two or more members of the Board, none of whom are operating officers of the Holding Company. In addition, the adequacy of the audit committee's charter shall be reviewed and reassessed at that time.

The Board of Directors of the Bank shall, at its organizational meeting held immediately following the Annual Meeting of Shareholders, elect an audit committee consisting of two or more members of the Board, none of whom may be operating officers of the Bank. It is assumed that members of the Bank's audit committee will be the same as the members of the Holding Company audit committee. Members of the audit committee cannot simultaneously serve on the financial services committee.

The audit committee shall appoint a chairman, who shall be a member of such committee, and a secretary, who need not be a member of such committee.

The committee shall meet at the call of its Chairman or at the request of two of its members, at least semiannually.

* The audit committee shall, at least annually, cause suitable examinations of the assets and affairs of the holding
     Company and Bank to be made by an outside auditor in order to ascertain whether adequate internal audit controls and procedures are maintained.

* The outside auditor is ultimately accountable to the Board of Directors and the audit committee as representatives of shareholders.

* As shareholder representatives, the Board of Directors and audit committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor.

* The audit committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Holding Company and the Bank.

* The audit committee is also responsible for engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking appropriate action to ensure the independence of the outside auditor.

* The independent auditor is to discuss with the audit committee the auditor's judgments about the quality of the Holding Company's and Bank's accounting principles as applied in its financial reporting. A written report of the independent auditor's report shall be reviewed by the committee and presented to the entire Board as soon as practical after its review. The auditor's report shall be made part of the committee's record, along with actions taken on recommendations made by the independent audit.

The audit committee shall examine all reports of examination made by the examining staff of any governmental regulatory agencies. The results of each such examination shall be reported in writing, to the Board of Directors, at its regular meeting next following the completion thereof, and the committee shall recommend any action which may be necessary to correct any unsatisfactory conditions. Such reports shall be noted in the minutes of the Board of Directors and made a part of the records of the Holding Company and Bank.